UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2023

Omega Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices) (Zip Code)

(617) 949-4360

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On February 22, 2023, Omega Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 6,920,415 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $5.78 per share (the “Purchase Price”) to the Purchasers, for aggregate gross proceeds to the Company of approximately $40.0 million pursuant to an effective shelf registration statement on Form S-3 (File No. 333-268254) and a related prospectus supplement filed with the Securities and Exchange Commission. The closing of the Offering is expected to occur on or about February 27, 2023, subject to the satisfaction of customary closing conditions.

The Company expects to receive net proceeds from the Offering of approximately $39.7 million, after deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering, together with its existing cash, to advance its ongoing MYCHELANGELO I clinical trial, further develop its OMEGA platform, continue to advance its preclinical pipeline, and for general corporate and working capital purposes. The Company believes that its existing cash, cash equivalents and marketable securities, together with the net proceeds from the Offering, will fund its operations into the second half of 2024.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated by reference herein.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated February 23, 2023, regarding the validity of the shares of Common Stock to be issued and sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Form 8-K.

This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements Disclaimer

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the completion of the Offering, anticipated proceeds from the Offering, and the use of such proceeds from the Offering. These forward-looking statements are based on the Company’s management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions relating to the Offering. These and other important factors discussed under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and the Company’s other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA THERAPEUTICS, INC.

Date: February 23, 2023	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer